CONFORMED COPY



                            JOINDER AGREEMENT


            JOINDER AGREEMENT, dated as of February 20, 1997, made by the individuals and institutions named under the caption "Designees" on the signature pages hereof (collectively, the "DESIGNEES") pursuant to the Securities Purchase Agreement, dated December 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "SECURITIES PURCHASE AGREEMENT"), among Family Bargain Corporation, a Delaware corporation (the "COMPANY"), and the Persons set forth on Schedule 2.2 thereto (the "PURCHASERS"). Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement.

            WHEREAS, pursuant to Section 2 of the Securities Purchase Agreement, the Purchasers desire to allocate the remaining 5,000 shares of the Company's Series B Preferred (the "Securities") of their deferred obligation to purchase such Series B Preferred among the Designees.

            WHEREAS, the Company desires to sell to the Designees, and the Designees desire to purchase, the Securities at the Purchase Price Per Security (or $5,000,000.00 in the aggregate) upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the suffi ciency of which hereby is acknowledged, each Designee hereby agrees as follows:

            (a) It shall (i) be deemed to be a Purchaser for all purposes under the Securities Purchase Agreement and shall have all the rights and obligations of a Purchaser thereunder, except pursuant to Section 2.3 of the Securities Purchase Agreement, and (ii) be deemed to be a Holder (as defined in the Registration Rights Agreement) for all purposes under the Registration Rights Agreement and shall have all the rights and obligations of a Holder thereunder;

            (b) It hereby acknowledges that it has received and reviewed, and is relying upon in making its investment decision, a copy (in executed form) of (i) the Securities Purchase Agreement (including, without limitation, all amendments, supple ments and other modifications thereto), (ii) the Disclosure Letter, (iii) each of the Transaction Agreements referred to in the Securities Purchase Agreement (including, without limitation, all amendments, supplements and other modifications thereto), (iv) all documents, agreements and certificates (including, without limitation, all amendments, supplements and other modifications thereto) related to the Securities Purchase Agreement and the Transaction Agreements delivered at the Initial Closing, (v) all documents (including, without limitation, all amendments, supplements and other modifications thereto) delivered on January 13, 1997 related to the closing of the Separation Agreement, (vi) the Company's Annual Report on Form 10-K for the year ended January 27, 1996 (as amended by the Company's Form 10-K/A, dated






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                                                                               2




May 14, 1996), as filed with the SEC (including, in each case, all exhibits and schedules thereto and documents incorporated by reference therein) and (vii) the Company's Quarterly Report on Form 10-Q for the quarter ended October 26, 1996, as filed with the SEC.

            (c) It shall (i) be bound by all covenants, agreements, acknowledg ments and other terms and provisions (except the representations and warranties of Purchasers other than as expressly provided herein) applicable to it, as a Purchaser pursuant to the Securities Purchase Agreement and the other Transaction Agreements to the same extent, and in the same manner, as if it were a direct party thereto; PROVIDED, HOWEVER, it shall be bound by, and does hereby make with respect to itself, the representations and warranties of Purchasers contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 of the Securities Purchase Agreement, and (ii) perform all obligations required of its pursuant to the Securities Purchase Agreement and such Transaction Agreements.

            (d) It hereby acknowledges that no other representations and warranties are being made to it as a Purchaser by the Company other than those made in Section 4 of the Securities Purchase Agreement to the same extent, and in the same manner as if it (in its capacity as a Purchaser) were a direct party thereto;

            (e) It hereby acknowledges that the Purchasers listed on Schedule
2.2 of the Securities Purchase Agreement are not making any representations and warranties to it and have no liabilities or obligations to it pursuant to the Securities Purchase Agreement, this Joinder Agreement or otherwise.

            This Joinder Agreement shall become effective upon the last to occur of (a) the due execution and delivery of this Joinder Agreement by all parties hereto, (b) the delivery to each of the Designees of certificates representing such number of Securities as are set forth opposite such Designees name on
Schedule 2.2A hereto, each registered in the name of such Designee or its nominees, and (c) payment of the Purchase Price Per Security with respect to such Securities by wire transfer of immediately available funds to an account or accounts previously designed by the Company.

            THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            This Joinder Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered in New York, New York, United States of America by its proper and duly authorized officer as of the date first written above.

                                 DESIGNEES:
                                 ----------

                                 KLINGENSTEIN CHARITABLE
                                 PARTNERS B


                                 By: /S/ KENNETH H. FIELDS
                                    ------------------------------------
                                      Name:  Kenneth H. Fields
                                      Title:    Trustee

                                 K. INVESTMENT PARTNERS L.P. II


                                 By:/S/ KENNETH H. FIELDS
                                    ------------------------------------
                                      Name:  Kenneth H. Fields
                                      Title:    General Partner

                                 ELL & CO. FBO AT&T INVESTMENT
                                 MANAGEMENT CORP.

                                 TRUSSAL & CO. FBO M.E.R.S. OF
                                 MICHIGAN

                                 BOSTON SAFE DEPOSIT TRUST CO.
                                 FBO VIRGINIA RETIREMENT SYSTEM

                                 HOW & CO. FBO COLUMBIA
                                 HEALTHCARE CORP.

                                 SIGLAR & CO. FBO IRON WORKERS
                                 PENSION TRUST FUND

                                 ELL & CO. FBO OKLAHOMA LAW
                                 ENFORCEMENT RETIREMENT
                                 SYSTEM

                                 BEAMPORT & CO. FBO SCHWAN'S
                                 PROFIT SHARING TRUST

                                 SALKELD & CO. FBO DONALDSON
                                 COMPANY, INC.






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                                                                            4





                                 IOWA STATE UNIVERSITY
                                 FOUNDATION

                                 MAC & CO. FBO KRESGE
                                 FOUNDATION

                                 STATE STREET BANK & TRUST CO.
                                 FBO MONTGOMERY COUNTY
                                 EMPLOYEE RET

                                 MAC & CO. FBO LOCAL 25 SEIU

                                 PITT & CO. FBO TRACOR INC.

                                 SALKELD & CO. FBO SISTERS OF ST.
                                 JOSEPH OF CARONDELET

                                 PITT & CO. FBO CITY OF NEW
                                 HAVEN

                                 BOST & CO. FBO THE COMMON
                                 FUND

                                 HOW & CO. FBO OUTBOARD
                                 MARINE

                                   By: Kennedy Capital Management,
                                       Inc., as Attorney-In-Fact


                                 By:/S/ RICHARD SINISE
                                    ------------------------------------
                                     Name:  Richard Sinise
                                     Title:    Portfolio Manager


                                 By:/S/ JAMES D. SOMERVILLE
                                    ------------------------------------
                                     James D. Somerville


                                 By:/S/ RONALD RASHKOW
                                    ------------------------------------
                                     Ronald Rashkow


                                 By:/S/ LINDA RASHKOW
                                    ------------------------------------
                                     Linda Rashkow

                                 By:/S/ AMY RASHKOW
                                    ------------------------------------
                                     Amy Rashkow


                                 By:/S/ MARK RASHKOW
                                    ------------------------------------
                                     Mark Rashkow


                                 By:/S/ ANDREW RASHKOW
                                    ------------------------------------
                                     Andrew Rashkow


                                 By:/S/ NORMAN CHAPMAN
                                    ------------------------------------
                                     Norman Chapman


                                 JAMES L. KATZ PROFIT SHARING PLAN

                                     By: Mesirow Financial Inc., as Agent
                                         for Ellyn Katz, as Trustee


                                 By:/S/ GREGORY J. KAMINSKI
                                    ------------------------------------
                                      Name:  Gregory J. Kaminski
                                      Title: Supervisor - Retirement Plans Dept.


                                 By:/S/ PETER HANDAL
                                    ------------------------------------
                                     Peter Handal






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                                                                               6




ACKNOWLEDGED AND AGREED
-----------------------
TO:
---

THREE CITIES FUND II, L.P.

By:   TCR Associates, L.P., as General
      Partner


By:/S/ WILLEM F.P. DE VOGEL
   ------------------------------------
     Name:  Willem F.P. de Vogel
     Title:    General Partner


THREE CITIES OFFSHORE II C.V.

By:   TCR Offshore Associates, L.P.,
      as General Partner


By:/S/ J. WILLIAM UHRIG
   ------------------------------------
     Name:  J. William Uhrig
     Title:   General Partner


TERFIN INTERNATIONAL, LTD.


By:/S/ J. WILLIAM UHRIG
   ------------------------------------
     Name:  J. William Uhrig
     Title:   Attorney-In-Fact


FAMILY BARGAIN CORPORATION


By:/S/ WILLIAM W. MOWBRAY
   ------------------------------------
     Name:  William W. Mowbray
     Title:    President & Chief Executive Officer

                                                        Schedule 2.2A to
                                                       JOINDER AGREEMENT


                               SECURITIES


                                                                   Number of
DESIGNEES                                                         SECURITIES
---------                                                         ----------
Klingenstein Charitable Partners B                                    200
K. Investment Partners L.P. III                                       800
Ell & Co. FBO AT&T Investment Management Corp.                        295
Trussal & Co. FBO M.E.R.S. of Michigan                                475
Boston Safe Deposit Trust Co. FBO Virginia Retirement System          420
How & Co. FBO Columbia Healthcare Corp.                               150
Siglar & Co. FBO Iron Workers Pension Trust Fund                       35
Ell & Co. FBO Oklahoma Law Enforcement Retirement System               88
Beamport & Co. FBO Schwan's Profit Sharing Trust                      150
Salkeld & Co. FBO Donaldson Company Inc.                               65
Iowa State University Foundation                                      105
Mac & Co. FBO Kresge Foundation                                       250
State Street Bank & Trust Co. FBO Montgomery County
Employee RET                                                          335
Mac & Co. FBO Local 25 SEIU                                            25
Pitt & Co. FBO Tracor Inc.                                             22
Salkeld & Co. FBO Sisters of St. Joseph of Carondelet                  50
Pitt & Co. FBO City of New Haven                                       33
Bost & Co. FBO the Common Fund                                        242
How & Co. FBO Outboard Marine                                         260
James D. Somerville                                                   250
Ronald Rashkow                                                        100
Linda Rashkow                                                         100
Amy Rashkow                                                            50
Mark Rashkow                                                           50
Andrew Rashkow                                                         50
Norman Chapman                                                        100
James L. Katz Profit Sharing Plan                                      50
Peter Handel                                                          250
                                                                   ------
Total                                                               5,000